Exhibit 4.1.1

                          AMENDMENT TO AGREEMENTS NO. 3

         THIS AMENDMENT TO AGREEMENTS NO. 3 (the "Amendment No. 3") dated as of May 23, 2002, by and between FLEET NATIONAL BANK, a national banking association having an office located at 69 State Street, Albany, New York 12207 (the "Bank") and BALCHEM CORPORATION, a corporation organized and existing under the laws of the State of Maryland and having an address of P.O. Box 175, Slate Hill, New York 10973 (the "Borrower), and BCP INGREDIENTS, INC. a business corporation organized and existing under the laws of the Sate of Delaware and having an address of c/o Balchem Corporation, P.O. Box 175, Slate Hill, New York 10973 (the "Guarantor"). Any capitalized terms not otherwise defined herein shall have the meaning ascribed to it in the Loan Agreement (as defined below).

                                    RECITALS:

         WHEREAS by a certain Loan Agreement dated June 1, 2001, (the "Agreement") the Bank and the Borrower entered into agreement whereby the Bank extended a line of credit to Borrower in the amount of Three Million and 00/100 Dollars ($3,000,000.00) and a term loan in the amount of Thirteen Million Five Hundred Thousand and 00/100 ($13,500,000.00);

         WHEREAS the obligations of Borrower to the Bank were secured by a Security Agreement by and between the Borrower and the Bank dated June 1, 2001 and by and between the Guarantor and the Bank (the "Security Agreements");

         WHEREAS the obligations of Borrower to the Bank were guaranteed by the Guarantor pursuant to a written Guaranty, dated June 1, 2001 (the "Guaranty");

         WHEREAS, the line of credit was evidenced by a Promissory Note (Revolving Line of Credit) dated June 1, 2001 from Borrower to Bank in the amount of Three Million and 00/100 Dollars ($3,000,000.00) (the "Line of Credit Note") and the term loan was evidenced by a Note dated June 1, 2001 from Borrower to Bank in the amount of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00);

         WHEREAS the Agreement, Security Agreements, Line of Credit Note and the Guaranty are collectively referred to herein as the "Loan Documents";

         WHEREAS the Loan Documents were amended by an Amendment to Agreements No. 1 dated August 1, 2001 and an Amendment to Agreements No. 2 dated January 9, 2002;

         WHEREAS the Borrower has requested and the Bank has agreed to modify the Line of Credit as provided herein

         NOW, THEREFORE, in consideration of the foregoing recitals and the promises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

         1. The terms and conditions of the Loan Documents are hereby modified to reflect the following amendments and modifications:

         a) The Bank will provide a One-Million and 00/100 Dollar ($1,000,000.00) sub-limit under the line of credit for the issuance by the Borrower of commercial or standby letters of credit. The aggregate of issued commercial and standby letters of credit and loan outstandings may not exceed Three Million and 00/100 dollars ($3,000,000.00). Commercial letters of credit issued under the sub-limit will be priced at1/4% of the face amount of the letter of credit payable upon issuance and all standard Fleet Trade Services fees will apply (See Exhibit A attached to this amendment). Commercial letters of credit issued under the sub-limit may be converted into a bankers' acceptance upon presentation of a draw under the letter of credit. Bankers' acceptances shall have a tenor of 60 days. A commission fee of 2.00% of the face amount of the bankers' acceptance will be charged upon issuance of the bankers' acceptance. Commercial letters of credit and bankers' acceptances issued under the sub-limit can mature up to 180 days beyond the maturity of the line of credit. Standby letters of credit issued under the sub-limit will be priced at 1% per annum of the face amount of the letter of credit payable at issuance and annually upon renewal. In addition, all standard Trade Services fees will apply (See Exhibit A). Standby letters of credit can have an expiry up to one year beyond the maturity of the line of credit.

         b) Commercial L/C's will no longer be issued in the name of BCP Ingredients, Inc.

         c) The Bank agrees to extend the maturity of the line of credit until May 30, 2003.

         2. By entering into this agreement, the Bank in no way waives any rights it may have against the Borrower or Guarantor pursuant to the Loan Documents except as the same have been expressly modified hereby.

         3. The Borrower and Guarantor hereby warrant that the same security and collateral, which secures and collateralizes the Line of Credit Note shall continue to secure and collateralize the Line of Credit Note amended hereby.

         4. All terms, provisions, covenants, representations, warranties, agreements and conditions contained in the Loan Documents shall remain in full force and effect except as expressly provided and amended hereby.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                  FLEET NATIONAL BANK

                                  By: /s/
                                      -----------------------------------
                                      Name: Karen D. Finnerty
                                      Title: Vice President

                                  BALCHEM CORPORATION

                                  By: /s/
                                      -----------------------------------
                                      Name: Frank J. Fitzpatrick
                                      Title: Controller

                                  BCP INGREDIENTS, INC.

                                  By: /s/
                                      -----------------------------------
                                      Name: Frank J. Fitzpatrick
                                      Title: Treasurer

                       ACKNOWLEDGEMENTS ON FOLLOWING PAGE

                                 ACKNOWLEDGMENTS

STATE OF NEW YORK    )
                                       )ss:
COUNTY OF ALBANY     )

         On the ______ day of _________ in the year 2002 before me, the undersigned, personally appeared Karen D. Finnerty, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                       /s/
                                          -------------------------------------
                                                      Notary Public

STATE OF NEW YORK    )
                                       )ss:
COUNTY OF ORANGE    )

         On the day of _________ in the year 2002 before me, the undersigned, personally appeared Frank J. Fitzpatrick, personally known to me or proved to me on the basis of satisfactory evidence to the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacities, and that y his signatures on the instrument, the individual, and the person upon behalf of which the individual acted, executed the instrument.

                                       /s/
                                          -------------------------------------
                                                      Notary Public

                                                                       Exhibit A

                          [Exhibit A has been omitted]

December 27, 2002

Mr. Frank J. Fitzpatrick
Controller
Balchem Corporation

2007 Route 284
P.O. Box 175
Slate Hill, New York 10973

Dear Mr. Fitzpatrick:

This letter serves to amended the Fixed Charge Coverage Covenant as defined in the June 1, 2001 Loan Agreement between Balchem Corporation (the "Borrower") and Fleet National Bank (the "Bank").

For the quarters ending December 31, 2002 and March 31, 2003 the Fixed Charge Coverage Ratio shall be defined as the ratio of (i) earnings before interest, taxes, depreciation and amortization and any other non-cash charges plus balance sheet cash for the quarter ending 12 months prior less taxes paid less dividends paid less non-financed capital expenditures, to (ii) required payments of term debt principal, capital lease payments and interest.

Beginning with the quarter ending June 30, 2003 and for each quarter thereafter, the Fixed Charge Coverage Ratio shall be defined as the ratio of (i) earnings before interest, taxes, depreciation and amortization and any other non-cash charges less taxes paid less dividends paid less non-financed capital expenditures, to (ii) required payments of term debt principal, capital lease payments and interest.

Please acknowledge the Borrower's acceptance of the Fixed Charge Coverage Covenant modification as described herein by signing below and returning this letter to the Bank.

This letter shall not be deemed to have amended, waived, or modified any provision of the Loan Agreement except as specifically set forth herein.

Sincerely,

/s/
---------------------------------
Schuyler Tilly
Vice President

                                        Balchem Corporation:

                                        By: /s/
                                               ---------------------------------
                                        Name:  Frank J. Fitzpatrick
                                               ---------------------------------
                                        Title: Corporate Controller
                                               ---------------------------------